UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of earliest event reported: February 12, 2007

333-51880
(Commission file number)

NEW MEDIUM ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	11-3502174
(State of incorporation)	(IRS Employer Identification No.)

Mahesh Jayanarayan, CEO 195 The Vale London UK W3 7QS	011 44 20 8746 2018
(Address of principal executive offices)	(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

NME, Inc announces today that the $1.1 million loan from Tribal SARL will be repaid with interest at the due date and a new loan be taken for $1.144 million for a term of 13 months with Postie Trade Limited, a finance Company. The Debenture placed on New Medium Enterprises, UK Ltd by Tribal SARL will also be cancelled.
The terms of the new loan are as follows:-

a)	The new amount borrowed from Postie Trade Limited, will amount to $1,144,000, and will accrue interest at 13 % pa, 8% payable in Cash and 5% in warrants.
b)	Postie Trade Limited will hold a debenture over New Medium Enterprises, UK Ltd, and the Loan is secured by NME, Inc shares as collateral.
c)	Postie Trade Limited will be granted warrants (7,150,000 shares) up to a value of $1,144,000 at 16 cents, exercisable within 5 years.

Item 3.02 Unregistered Sales of Equity Securities

February 12, 2007, NME, Inc. receives a subscription of $800,000 for 4,000,000 NME, Inc Common stock @ 20 cents from Metcash Limited. They will be also be granted warrants (2,500,000 shares) up to a value of $800,000 at 32 cents, exercisable within 5 years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MEDIUM ENTERPRISES, INC.

February 13, 2007	By:	/s/ Mahesh Jayanarayan
Mahesh Jayanarayan
Chief Executive Officer